Exhibit 10.3

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”), dated as of December 12, is by and between Cachet Financial Solutions Inc., a Minnesota corporation (“Borrower”), and Trooien Capital, LLC, a Minnesota limited liability company (“Lender”).

INTRODUCTION

Borrower desires to obtain the Term Loan and other financial accommodations from Lender for the purpose of refinancing the obligations of Borrower owed to the Senior Lender (as defined below) in connection with the Senior Loan Agreement (as defined below), and Lender is willing to provide the Term Loan and such accommodations all in accordance with the terms of this Agreement.  Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern.

AGREEMENT

Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.	AMOUNT AND TERMS OF CREDIT

1.1   Term Loan.  (a) Subject to the terms and conditions of this Agreement, Lender agrees to make the Term Loan to Borrower on the Closing Date in the initial original principal amount of $500,000, with Lender having the right, but not the obligation, to make additional Advances to Borrower, up to the Loan Limit, on the basis described in paragraph (b) below.  The Term Loan, together with any other Advances made by Lender to Borrower hereunder, shall be evidenced by, and be repayable in accordance with the terms of, the Note and this Agreement.

(b)   As indicated above, the Term Loan shall be made as follows:  (i) at the Closing Date, by the Advance of $500,000; (ii) $500,000 on or prior to December 31, 2013; (iii) the remaining amount sufficient to satisfy the Senior Payoff Amount, but subject to the Loan Limit, on or prior to the date that is 90 days after the Closing Date.

1.2   Use of Proceeds.  Borrower shall use the proceeds of the Term Loan and all other Advances solely for the payment of amounts due and owing by Borrower to Michaelson Capital Partners, LLC (f/k/a Imperium Special Finance Fund, LP) (the “Senior Lender”) pursuant to that certain Loan and Security Agreement dated as of October 26, 2012, as amended pursuant to that certain Amendment No. 1 to Loan and Security Agreement dated as of February 19, 2013 (as amended, the “Senior Loan Agreement”).  For such purpose, all proceeds of the Term Loan and other Advances shall be funded only into an account of the Senior Lender, and on each date on which an Advance hereunder shall be made (including the Closing Date), Borrower shall furnish a letter of direction specifying the account of the Senior Lender into which such loan proceeds shall be deposited.

1.3   Single Loan.  The Term Loan and all of the other Obligations of Borrower to Lender arising in connection with this Agreement shall constitute one general obligation of Borrower, secured by all of the Collateral.

1.4   Interest.  (a) Borrower shall pay interest to Lender on the outstanding balance of the Loan at the Loan Rate.  All computations of interest shall be made by Lender on the basis of a 365-day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable.  In no event will Lender charge interest at a rate exceeding the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b)   (i) Interest shall accrue on the balance of the Loan and shall be added in arrears on the first day of each calendar month for the preceding calendar month to the unpaid principal balance thereof, (ii) all accrued and unpaid interest shall be paid in full on the Termination Date, and (iii) if any interest accrues or remains payable after the Termination Date, interest shall be paid upon demand by Lender.

(c)   Effective upon the occurrence of a Payment Default and for so long as such Event of Default shall be continuing, the Loan Rate shall automatically be increased by four percentage points per annum (4.0%), and effective upon the occurrence of any Event of Default (other than a Payment Default) and for so long as such Event of Default shall be continuing, the Loan Rate shall automatically be increased by two percentage points per annum (2.0%) (any such increased rate, the “Default Rate”). In the event that the Loan Rate or the Default Rate exceeds the highest rate of interest permissible under applicable law, then the Loan Rate and/or the Default Rate shall be the maximum amount as allowed by applicable law.

(d)   If any interest or any other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then-applicable rate during such extension.

1.5   Receipt of Payments.  Borrower shall make each payment under this Agreement (other than payments made pursuant to Section 1.6) without set-off, counterclaim or deduction, and free and clear of all Taxes, not later than 3:00 p.m., Minneapolis time on the day when due in lawful money of the United States of America in immediately available funds to the Payment Account.  For purposes of computing interest and fees, all payments shall be deemed received by Lender on the day of receipt of immediately available funds by the Lender.

1.6   Indemnity.  Borrower agrees to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents, or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing arising out of disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY SUCCESSOR, ASSIGNEE OR THIRD-PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

2.	CONDITION PRECEDENT

Lender shall not be obligated to make any Advance of proceeds for the Term Loan, or to perform any other action hereunder, until (i) the Loan Documents to be delivered on or before the Closing Date, and (ii) the Senior Lender Forbearance Agreement, shall have been duly executed and delivered by the appropriate parties.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Lender to enter into this Agreement and to make the Loans, Borrower hereby represents and warrants to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promises to and agrees with Lender until the Termination Date as follows:

3.1   Corporate Existence; Compliance with Law.  Borrower: (a) is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Borrower that are necessary or appropriate for the conduct of its business.

3.2   Executive Offices; Corporate or Other Names.  (a) Borrower’s name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of Borrower, (c) the organizational identification number issued by Borrower’s state of incorporation or organization or a statement that no such number has been issued, (d) Borrower’s state of organization or incorporation, and (e) the location of Borrower’s chief executive office, corporate offices, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule 3.2 and, except as set forth in such schedule, such locations have not changed during the preceding 12 months.  As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule 3.2, Borrower has not been known as or conducted business in any other name (including trade names).

3.3   Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein:  (a) are and will continue to be within Borrower’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or, except as set forth in Disclosure Schedule 3.3, Contractual Obligation of Borrower; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person.  As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of Borrower, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.4   Financial Statements and Projections; Books and Records.  All Financial Statements delivered by Borrower to Lender are true, correct and complete and reflect fairly and accurately the financial condition of Borrower as of the date of each such Financial Statement in accordance with GAAP, except for any internal Financial Statements, the absence of notes and normal year-end adjustments.  Borrower shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

3.5   Material Adverse Change.  Between the date of Borrower’s most recently audited Financial Statements delivered to Lender and the Closing Date, no events have occurred that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.  Except as set forth in Disclosure Schedule 3.5, Borrower is not in default, and to Borrower’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6   Real Estate; Property.  The real estate listed in Disclosure Schedule 3.6 constitutes all of the real property owned, leased, or used by Borrower in its business, and Borrower will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender written notice thereof.  Borrower holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of Borrower are or will be subject to any Liens, except Permitted Encumbrances.

3.7   Outstanding Indebtedness.  All outstanding Indebtedness of Borrower as of the Closing Date is disclosed on Disclosure Schedule 3.7.

3.8   Government Regulation.  Borrower is not subject to or regulated under any federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents.  The making of the Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law.

3.9   Taxes.  Except as disclosed in Disclosure Schedule 3.9, all Tax returns, reports and statements required by any Governmental Authority to be filed by Borrower has, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no Tax Lien has been filed against Borrower or its property.  Proper and accurate amounts have been and will be withheld by Borrower from its employees for all periods in compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities.  Except as described on Disclosure Schedule 3.9, (i) Borrower is not liable for any Taxes of any other Person pursuant to any agreement, and (ii) to Borrower’s knowledge, Borrower is not liable for any Taxes as a transferee.

3.10  Payment of Obligations.  Borrower will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.11  Litigation.  No Litigation is pending or, to the knowledge of Borrower, threatened by or against Borrower or against its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.  Except as set forth in Disclosure Schedule 3.11, as of the Closing Date there is no Litigation pending or threatened against Borrower that seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of Borrower.  Borrower shall notify Lender promptly in writing upon learning of the existence, threat or commencement of any Litigation against Borrower or any allegation of criminal misconduct against Borrower.

3.12  Intellectual Property.  As of the Closing Date, Borrower owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect.  Borrower will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and Borrower will promptly patent or register, as the case may be, all material new Intellectual Property.

3.13  Deposit Accounts.  The attached Schedule B lists all banks and other financial institutions at which Borrower maintains deposits and/or other accounts, and such attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

3.14  Conduct of Business. Borrower (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and Borrower’s other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted) and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.15  Full Disclosure.  No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of Borrower under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.16  Further Assurances.  At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender’s rights in any Collateral, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

4.	REPORTS AND NOTICES

4.1  Reports and Information.  From the Closing Date until the Termination Date, Borrower shall deliver to Lender such reports and information as Lender may reasonably request.

4.2  Notices.  Borrower shall advise Lender promptly, in reasonable detail, of:  (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; or (b) the occurrence of any Default or other event that has had or could reasonably be expected to have a Material Adverse Effect.

5.	NEGATIVE COVENANTS

Borrower covenants and agrees that, without Lender’s prior written consent, from the Closing Date until the Termination Date, Borrower shall not, directly or indirectly, by operation of law or otherwise:

(a)   form any subsidiary or merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or make any loan or advance to, any Person; provided, however, that Borrower may engage in a reverse triangular merger with a subsidiary of a public reporting company (“Pubco”), in which merger Pubco will issue to the Stockholders of Borrower, in consideration of the cancellation of the outstanding shares of Borrower held by such Stockholders, shares of common stock of Pubco so that Stockholders of Borrower will in the aggregate own a controlling interest in the total shares of Pubco common stock issued and outstanding immediately after such merger (such transaction, or any transaction of similar structure or effect, being referred to herein as the “Public Merger”);

(b)   cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date (including increases, extensions, renewals and replacements thereof), (iii) deferred Taxes, (iv) by endorsement of Instruments or items of payment for deposit to the general account of Borrower, (v) Purchase Money Indebtedness, (v) other Indebtedness incurred after the Closing Date that is junior to the Obligations, not secured by any collateral, and that converts, by its terms, into equity of Pubco upon the Public Merger;

(d)   make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in on the Closing Date, or amend its Articles of Incorporation or Bylaws or other organizational documents;

(e)   create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

(f)   sell, transfer, issue, convey, assign or otherwise dispose of any of its material assets or properties;

(g)   change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving 30 days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender’s Liens upon the Collateral;

(h)   establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth in Schedule B) without Lender’s prior written consent; and

(i)   make or permit any Restricted Payment.

6.	SECURITY INTEREST

6.1   Grant of Security Interest.  (a) As collateral security for the prompt and complete payment and performance of the Obligations, Borrower hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)   all Accounts, as such capitalized term is defined in the Code;

(ii)  all Deposit Accounts (as such capitalized term is defined in the Code), all other bank accounts and all funds on deposit therein;

(iii)   all money, cash and cash equivalents;

(iv)   all Investment Property, as such capitalized term is defined in the Code;

(v)    all stock;

(vi)   all Goods, including Inventory, Equipment and Fixtures, as such capitalized terms are defined in the Code;

(vii)  all Chattel Paper, Documents and Instruments, as such capitalized terms are defined in the Code;

(viii) all Books and Records;

(ix)    all General Intangibles, including all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software, as such capitalized terms are defined in the Code;

(x)     all Letter-of-Credit Rights, as such capitalized term is defined in the Code;

(xi)    all Supporting Obligations, as such capitalized term is defined in the Code; and

(xii)   to the extent not otherwise included, all Proceeds (as such capitalized term is defined in the Code), tort claims, insurance claims and other rights to payment not otherwise included in the foregoing, and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)   Borrower and Lender agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender in the manner described herein.  Borrower represents, warrants and promises to Lender that:  (i) Borrower has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement will, upon (A) completion of filings and other actions required under applicable law and (B) the satisfaction in full of all obligations owing to the Senior Lender in connection with the Senior Loan Agreement, constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from Borrower (other than purchasers of Inventory in the ordinary course of business) and such security interests will, upon the satisfaction of the aforementioned conditions, be prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances that have priority by operation of law; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances.  Borrower promises to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

7.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

7.1   Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 9.3 or until cured by Borrower:

(a)   Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable;

(b)   Borrower shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents, after five days written notice from Lender to Borrower of the same and with no cure having been effected or substantially effected by Borrower within such five-day period;

(c)   an event of default shall occur under any Contractual Obligation of the Borrower (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any required payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount, to become due prior to its stated maturity or prior to its regularly scheduled date of payment;

(d)   any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower shall be materially untrue or incorrect as of the date when made or deemed made;

(e)   there shall be commenced against Borrower any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for 30 consecutive days; or Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(f)   a case or proceeding shall have been commenced involuntarily against Borrower in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, and seeking either (A) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (B) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for 60 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

(g)   Borrower shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section or clauses (i) and (ii) of this paragraph, or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(h)   a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Borrower, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within 15 days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of 15 days from the date of such judgment.

7.2   Remedies.  (a) If any Default shall have occurred and be continuing, then Lender may, upon written notice to Borrower, take any one or more of the following actions:  (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable without declaration, notice or demand by Lender.

(b)   Without limiting the generality of the foregoing, Borrower expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right Borrower hereby releases.  Such sales may be adjourned, or continued from time to time with or without notice.  Lender shall have the right to conduct such sales on Borrower’s premises or elsewhere and shall have the right to use any Borrower’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

(c)   Upon the occurrence and during the continuance of an Event of Default and at Lender’s request, Borrower agrees, to assemble the Collateral and make it available to Lender at places that Lender shall reasonably select, whether at its premises or elsewhere.  Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose.  Lender shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Lender.  Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender’s remedies with respect thereto without prior notice or hearing.  To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person.  Borrower agrees that ten days’ prior notice by Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(d)   Lender’s rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights and remedies that Lender may have under any Loan Document or at law or in equity.  Recourse to the Collateral shall not be required.  All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3   Proceeds.  The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion, and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Sections 9-608(a)(l) and 9-615(a)(3) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.	SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower, Lender and their respective successors and assigns, except as otherwise provided herein or therein.  Borrower may not assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender.  Any such purported conveyance by Borrower without the prior express written consent of Lender shall be void.  There shall be no third-party beneficiaries (including the Senior Lender) of any of the terms and provisions of any of the Loan Documents.

9.	GENERAL PROVISIONS

9.1   Complete Agreement; Modification of Agreement.  This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied).  No Loan Document may be modified, altered or amended except by a written agreement signed by Lender and Borrower.

9.2   Expenses.  Each party agrees to pay its own costs and expenses (including the fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with the preparation, negotiation, execution and delivery of, and, other than as specifically set forth herein, the performance of obligations under, the Loan Documents.

9.3   No Waiver.  Neither Lender’s failure, at any time, to require strict performance by Borrower of any provision of any Loan Document, nor Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion.  None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower to Lender contained in any Loan Document and no Default by Borrower under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

9.4   Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document.  Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or the rights of Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, however, that all indemnity obligations of Borrower under the Loan Documents shall survive the Termination Date.

9.5   Notices.  Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile transmission (with such facsimile transmission confirmed), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on the signature pages hereto or to such other address (or facsimile number) as may be substituted by notice given as herein provided.

9.6   Counterparts.  Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.  Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

9.7   Governing Law.  The Loan Documents and the obligations arising under the Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflicts of laws.

9.8   Submission To Jurisdiction; Waiver Of Jury Trial. (A) BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN HENNEPIN COUNTY, MINNESOTA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER.  BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

(B)   THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

9.9   Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or otherwise, all as though such payments had not been made.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, this Loan and Security Agreement has been duly executed as of the date first written above.

BORROWER:

CACHET FINANCIAL SOLUTIONS INC.

By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack, President

Address for Notice:

Cachet Financial Solutions Inc.
Attention:  President
Southwest Tech Center A
18671 Lake Drive East
Minneapolis, MN 55317
Facsimile: (952) 698-6999

LENDER:

TROOIEN CAPITAL, LLC

By:	/s/ Gerald S. Trooien
Name:	Gerald S. Trooien
Title:	Chief Manager

Address for Notice:

1010 Sibley Memorial Hwy
Mendota Heights MN 55118
Facsimile:	651-641-1244

SCHEDULE A – DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

“Advance” means any advance of Term Loan proceeds under this Agreement, as outlined in Section 1.1 or otherwise, up to the Loan Limit.

“Affiliate” means, with respect to any Person: (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the voting capital stock having ordinary voting power for the election of directors of such Person; (b) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (c) each of such Person’s officers, directors, joint venturers and partners.  For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as effect at the time such reference becomes operative; provided, however, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrower’s business.

“Borrower” means Cachet Financial Solutions Inc.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Minnesota.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

“Capital Lease Obligation” means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

“Charges” means all federal, state, county, city, municipal, local, foreign or other Taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower, (d) the ownership or use of any assets by Borrower, or (e) any other aspect of Borrower’s business.

“Closing Date” means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the Term Loan has been made.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Minnesota; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Minnesota, then the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Collateral” has the meaning assigned to it in Section 6.1.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any written agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Default” means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to it in Section 1.4.

“Event of Default” has the meaning assigned to it in Section 7.1.

“Financial Statements” means the consolidated and consolidating income statement, balance sheet and statement of cash flows of Borrower (and its subsidiaries, if any) prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” of any Person means:  (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due; (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title-retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capital Lease Obligations; (e) all guarantees of Indebtedness of other Persons; (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (g) the Obligations; and (h) all liabilities under Title IV of the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“Indemnified Liabilities” and “Indemnified Person” have the respective meanings assigned to them in Section 1.6.

“Intellectual Property” means any and all Licenses, patents, copyrights, trademarks, trade secrets and customer lists.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“Lender” means Trooien Capital LLC.

“License” means any written agreement now owned or hereafter acquired by any Person granting any right with respect to (i) any copyright or copyright registration, (ii) any invention on which a patent is inexistence, (iii) the use of any trademark or trademark registration, or (iv) other license of rights or interests now held or hereafter acquired by any Person.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan Documents” means this Agreement and the Note, and all security agreements and other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

“Loan Limit” means $4.0 million or such lesser amount as is required to fully satisfy all amounts owing to the Senior Lender in connection with the Senior Loan Agreement.

“Loan Rate” means ten percent (10%) per annum.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial or other condition of Borrower or the industry within which Borrower operates, (b) Borrower’s ability to pay or perform the Obligations under the Loan Documents in accordance with the terms thereof, (c) the Collateral or Lender’s Liens on the Collateral or the priority of any such Lien, or (d) Lender’s rights and remedies under this Agreement and the other Loan Documents.

“Minimum Actionable Amount” means $100,000.

“Note” means the three-year promissory note of Borrower dated the Closing Date, substantially in the form of Exhibit A.

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower and Lender, and all covenants and duties regarding such amounts.  This term includes all principal, interest (including interest accruing at the then-applicable rate provided in this Agreement after the maturity of the Term Loan and interest accruing at the then-applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Term Loan.

“Payment Default” shall mean the occurrence of an Event of Default under Section 7.1(a) of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Encumbrances” means the following encumbrances:  (a) Liens for Taxes or assessments or other Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (d) deposits securing public or statutory obligations of Borrower; (e) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) carriers’, warehousemans’, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $100,000 at any time so long as such Liens attach only to Inventory; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (h) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (i) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b); (j) all of those Liens in existence on the Closing Date and disclosed on Disclosure Schedule 5(e); and (k) Liens in favor of Lender securing the Obligations..

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Pubco” is defined in Section 5(a).

“Public Merger” is defined Section 5(a).

“Purchase Money Indebtedness” means (a) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (b) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof.

“Purchase Money Lien” means any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

“Real Property” has the meaning assigned to it in Section 3.6.

“Requirement of Law” means as to any Person, the Certificate or Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower’s capital stock; (b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower in violation of any subordination or other agreement made in favor of Lender; (c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s capital stock or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (i) that arising under this Agreement or (ii) interest and principal, when due or otherwise permitted under Section 5(b); or (d) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, however, that no payment to Lender shall constitute a Restricted Payment.

“Senior Lender” is defined in Section 1.2.

“Senior Loan Agreement” is defined in Section 1.2.

“Stockholder” means each holder of capital stock of Borrower.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

“Term Loan” means the loan in the amount specified in and evidenced by the Note, and made to Borrower under the terms of this Agreement, and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

“Termination Date” means the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, however, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words “herein,” “hereof’ and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SCHEDULE B – DEPOSIT ACCOUNTS

EXHIBIT A

The form of Note is attached hereto.

NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE UPON CONVERSION HEREOF OR UPON EXCHANGE HEREUNDER (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS; OR (II) AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

CONVERTIBLE TERM PROMISSORY NOTE

Issuance Date: December 12, 2013	$4,000,000 (USD)
Note No:  TR12-6-2013

For Value Received, Cachet Financial Solutions Inc., a corporation incorporated under the laws of the State of Minnesota and located at 18671 Lake Drive East, Chanhassen, MN 55317 (the “Company”), hereby promises to pay to the order of Trooien Capital, LLC, a Minnesota limited liability company or its successors or assigns (as applicable, the “Holder”), the principal amount of $4,000,000 (USD), or such lesser amount as shall have been actually advanced pursuant to that certain Loan and Security Agreement by and between the Company and Holder dated of even date herewith (the “Loan and Security Agreement”), on or prior to December 12, 2016 (the “Maturity Date”), in accordance with the terms hereof and the Loan and Security Agreement.  This Convertible Promissory Note is hereinafter referred to as the “Note.”  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan and Security Agreement.

10.           Interest and Payments

10.1   Interest.  The principal amount of this Note will bear simple interest (calculated in the manner provided in the Loan and Security Agreement) at the rate of 10% per annum, subject to increase as provided in the Loan and Security Agreement.  Interest will be payable in cash on a quarterly basis (i.e., within ten days after the close of each calendar quarter, beginning as of March 31, 2014); provided, however, that, at the option of Holder evidenced by written notice given to the Company on or prior to the end of each such calendar quarter (and on the condition that the Company is able to identify and, if deemed advisable, document the availability of an exemption from the registration requirements under the Securities Act of 1933 for such issuance), interest otherwise payable in cash shall be paid by the Company in the form of shares of common stock of the Company (or the common stock of its successor) (as applicable, the “Common Stock”).  When accrued interest is paid through the delivery of Common Stock, such shares of Common Stock will be valued at the average of the VWAPs for the 10 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable calendar quarter end that is the interest payment date.  For this purpose, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume-weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time); (b) if the Common Stock is not then quoted for trading on the OTC Bulletin Board or and if prices for the Common Stock are then reported in the OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Holder and reasonably acceptable to the Company.  The term “Trading Day” means a day on which the principal Trading Market is open for business; and the term “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

10.2   Term and Payment; Application.  The principal amount of this Note, together with all accrued but unpaid interest and any other sums owed hereunder, shall be due and payable at the close of business on the Maturity Date.  All payments and prepayments shall be applied in the manner provided in the Loan and Security Agreement.

10.3   Prepayment.  The Company may at its option prepay all principal and interest owed under this Note, in whole or in part, at any time and from time to time, at a redemption price equal to the sum of (i) 100% of the then-outstanding principal amount of this Note, plus (ii) all then accrued but unpaid interest under this Note, plus (iii) the sum of all remaining scheduled payments of interest under this Note through the Maturity Date.  The Company shall exercise its prepayment right by delivering written notice to the Holder at least 20 Business Days in advance of the date of prepayment and specifying in such notice the date on which the Note will be so prepaid.  The Holder shall nonetheless retain the right to convert this Note pursuant to Section 2 through the actual date of prepayment.

11.           Conversion Rights

Holder will have the right, at its sole option and discretion, to convert principal and interest under this Note as specified in paragraphs (a) and (b) below, subject, however, to the limitations on conversion set forth in paragraph (d) below.

11.1   First Conversion Right.  Contingent upon the closing of the Merger (as defined in Section 2(e) below), Holder shall have the right at its election to convert the principal amount of this Note, together with accrued but unpaid interest thereon, into shares of Common Stock at a conversion rate equal to 90% of the price at which equity securities of the Company are sold in the offering of equity securities of the Company conducted contemporaneously with the Merger (the “Equity Offering”).  This conversion right shall last for the longer of (i) 120 days after the closing of the Merger, or (ii) 60 days after the offer and sale of at least $5 million in equity securities of the Company in the Equity Offering.  If Holder exercises the conversion right set forth in this paragraph by delivering to the Company written notice of such exercise, Holder shall also receive 100% warrant coverage (with the exercise price of such warrants being the same as the exercise price of any warrants issued in the Equity Offering, or if none then at 125% of the price at which equity securities are sold in the Equity Offering).  The conversion right set forth in this paragraph (a) is referred to as the “First Conversion Right.”

11.2   Second Conversion Right.  If Holder does not elect to exercise the First Conversion Right, then Holder shall have the right at its election, and from time to time for the remainder of the term of this Note through the Maturity Date, to convert the principal amount of this Note, together with accrued but unpaid interest thereon, into shares of Common Stock at a conversion rate equal to 125% of the price at which equity securities of the Company are sold in the Equity Offering.  If Holder exercises the conversion right set forth in this paragraph by delivering to the Company written notice of such exercise, Holder shall also receive 100% warrant coverage (with the exercise price of such warrants being 125% of the exercise price of any warrants issued in the Equity Offering, or if none then at 125% of the price at which equity securities are sold in the Equity Offering).  The conversion right set forth in this paragraph (b) is referred to as the “Second Conversion Right.”

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11.3   Manner of Conversion.  Upon any exercise by the Holder of the First Conversion Right or Second Conversion Right, the conversion of principal and interest under this Note shall be effected in the following manner:

11.3.1   The Company shall, within 20 business days of the date of the conversion (which shall be deemed effective as of the date on which the conversion notice was given, as determined in accordance with Section 11 below), deliver to the Holder one or more certificates representing the Common Stock and warrants into which obligations under this Note shall have been converted (collectively, the “Conversion Securities”) in such name(s) and denomination(s) as the Holder shall have specified; provided, however, that no fractional shares shall be issued in connection therewith, nor shall any transfers be permitted except in accordance with applicable securities laws.  Upon any such conversion, the number of Conversion Securities issuable shall be rounded to the nearest whole number (with even halves rounded up).

11.3.2   The issuance of certificates for Conversion Securities upon a conversion shall be made without charge to the Holder in respect thereof or other cost incurred by the Company.

11.3.3   All Conversion Securities issued upon a conversion hereunder shall, when so issued, be duly authorized and validly issued, fully paid and non-assessable and free from all taxes, liens and charges.  The Company shall take all such actions as may be necessary to ensure that all such Conversion Securities may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such securities are quoted.

11.4   Conversion Limitations.  Unless the Company shall have obtained any required approval of its voting stockholders to such issuance in accordance with applicable listing or exchange rules, or any rules or regulations with which the Company shall be required to comply, but only to the extent required thereby, the Company shall not issue Conversion Securities upon exercise of the First Conversion Right or Second Conversion Right if such issuance of Conversion Securities, when added to the number of shares of Common Stock beneficially owned by the Holder, would equal or exceed 20% of the number of shares of Corporation’s Common Stock issued and outstanding as of the conversion date (the “Maximum Issuance Amount”).  In the event that a conversion notice is received by the Company which would require the Company to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, then the Company shall honor such conversion request by (a) converting amounts owed under this Note into the number of shares of Common Stock which is not in excess of the Maximum Issuance Amount and (b) providing a replacement Note, in the manner contemplated in Section 3 below, for the remaining principal amount not so converted by virtue of the limitation set forth in this paragraph.

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11.5   Registration Rights.  On or prior to the day that is 30 days after the consummation by the Company of a reverse triangular merger with a subsidiary of a to-be-identified public reporting company (“Pubco”), in which merger Pubco will issue to the shareholders of the Company, in consideration of the cancellation of the outstanding shares of the Company held by such shareholders, shares of common stock of Pubco such that shareholders of the Company will in the aggregate own a controlling interest in the total shares of Pubco Common Stock issued and outstanding immediately after such merger (such transaction, or any transaction of similar structure or effect, being referred to herein as the “Merger”), the Company will prepare and file a registration statement (a “Registration Statement”) with the SEC for the resale of the Conversion Securities, and any equity issued with respect to the Conversion Securities due to a dividend or stock split in connection with a combination or conversion of equity securities, recapitalization, merger, consolidation or other reorganization (collectively, the “Registrable Shares”) (and for clarity, the “Registrable Shares” shall include all Conversion Securities issued and not then issued but then remaining issuable upon conversion of this Note); provided, however, that if any part of the Conversion Securities consists of warrants for the purchase of equity securities, then only the equity securities issuable upon exercise of the warrant, and not the warrant itself, will be considered Registrable Shares.  The Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act of 1933 (the “Securities Act”) as promptly as possible after the filing thereof, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144 under the Securities Act.  The registration rights covenant contained in this Section 2(e) are subject to the following:

11.5.1   Holder agrees, upon receipt from the Company of a selling shareholder questionnaire in customary form (a “Selling Shareholder Questionnaire”), to promptly complete and furnish to the Company such Selling Shareholder Questionnaire prior to the date on which the Company anticipates filing the Registration Statement.

11.5.2   If, for any reason, the SEC requires that the number of Registrable Shares (with “Registrable Shares” including, for purposes of this paragraph, the registrable shares of any other investors in the Company whose shares are entitled to be registered by reason of the Company’s grant to them of demand or piggyback registration rights) to be registered for resale pursuant to the Registration Statement in connection with any Registration Statement be reduced, or if a greater number of Registrable Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, such reduction (the “Cut Back”) shall be allocated pro rata among the holders whose shares have been included (or are required to be so included) in such Registration Statement until the reduction required by the SEC or its rules shall have been effected.  At the discretion of the Company, the Cut Back may effected first among one particular type of Registrable Securities (e.g., shares issuable upon exercise of any warrants).

11.5.3   All expenses incurred by Pubco in complying with this Section 2(e), including without limitation all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses” will be borne by the Company.

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11.5.4   If the investors in the Equity Offering receive registration rights covenants from the Company that require the Company to file the Registration Statement more quickly than the 30-day covenant contained herein, or that provide piggyback registration rights, then Holder shall receive the benefit of the same such terms and conditions.

12.           Transfer, Exchange and Replacement

12.1   Transfer or Exchange.  This Note has not been and is not being registered under the provisions of the Securities Act or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales under Rule 144 unless in accordance with applicable law and unless: (1) the transferee is an “accredited investor” (as defined in Regulation D  under the Securities Act) and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the Securities Act.  Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the Holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such Holder or transferee may request; provided, however, that this Note may not be transferred by Holder to any Person other than Holder’s affiliates without the prior written consent of the Company.  The Company shall be entitled to regard the registered Holder of this Note as the Holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

12.2   Replacement.  Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into Common Stock.

13.           Defaults and Remedies

An Event of Default shall occur when and as provided in the Loan and Security Agreement and, upon any such Default, the Holder shall have the remedies described in the Loan and Security Agreement.

14.           Amendment  and  Waiver

The  provisions  of  this  Note  may  not  be  modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Holder.

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15.           Cancellation

                 After all principal owed on this Note has been paid in full or converted  pursuant to Section 2, this Note shall automatically be deemed canceled, and upon the Company’s request the Holder shall surrender this Note to the Company.

16.           Company’s Waiver of Notice

                 To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

17.           Governing Law

                 This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Minnesota, without giving effect to provisions thereof regarding conflict of laws.

18.           Indemnity and Expenses

                 The Company agrees to pay and reimburse the Holder upon demand for all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and expenses) that the Holder may incur in enforcing its rights under this Note (including but not limited to collection).

19.           Waiver of Rights

                 No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

20.           Notice

                 Notices shall be given at the address for the Company or Holder, as applicable, indicated in the Loan and Security Agreement.  Notice shall be deemed to have been given as described in the Loan and Security Agreement.

*  *  *  *  *  *  *

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In Witness Whereof, the Company has caused this Note to be executed as of the date first indicated above.

CACHET FINANCIAL SOLUTIONS INC.

By:	/s/ Jeffrey C. Mack
Name:	Jeffrey Mack
Title:	Chief Executive Officer

Note No. TR12-6-2013

[Signature Page to Convertible Promissory Note]

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